Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

April 28, 2020

IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011

IAC Holdings, Inc.
555 West 18th Street
New York, NY 10011

Re:          Registration Statement on Form S-4 (File No. 333-236420)

Ladies and Gentlemen:

We have acted as special counsel to each of IAC/InterActiveCorp, a Delaware corporation (“IAC”), and IAC Holdings, Inc., a Delaware corporation (“New IAC” together with IAC, the “Issuers” and each individually, an “Issuer”), in connection with the preparation and filing of the Registration Statement on Form S-4 (File No. 333-236420) (as amended, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto) relating to (i) up to 84,683,525 shares of common stock, par value $0.001 per share, of New IAC (the “New IAC Common Stock”), (ii) up to 5,789,499 shares of Class B common stock, par value $0.001 per share, of New IAC (the “New IAC Class B Common Stock”), and (iii) up to 290,541,987 shares of Class M common stock, par value $0.001 per share, of IAC (the “IAC Class M Common Stock,” and together with the New IAC Common Stock, and New IAC Class B Common Stock, the “Securities”) to be issued by the applicable Issuer pursuant to the terms and subject to the conditions of the Transaction Agreement, dated as of December 19, 2019 and amended as of April 28, 2020, by and among IAC, New IAC, Match Group, Inc., a Delaware corporation and Valentine Merger Sub LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of IAC (the “Transaction Agreement”).

For purposes of giving this opinion, we have examined the Registration Statement, the Transaction Agreement, the certificate of incorporation and the bylaws of each Issuer as currently in effect and the form of the amendments to the certificate of incorporation and the bylaws of each Issuer that are proposed to be adopted in connection with the transactions contemplated by the Transaction Agreement. We have assumed such amendments will be in effect at the contemplated times and all previously authorized preferred stock of IAC will have been returned to authorized and unissued status.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion.  As to questions of fact material to this opinion, we have relied, with your consent, upon oral and written representations of each of the Issuers and certificates or comparable documents of public officials and of officers and representatives of each of the Issuers.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations set forth herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the applicable Securities to be issued by each Issuer pursuant to and in the manner contemplated by the terms of the Transaction Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Securities have been duly issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Transaction Agreement, such Securities will be validly issued, fully paid and nonassessable.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

We are members of the Bar of the State of New York.  Each of the Issuers is a Delaware corporation, and we have not considered, and we express no opinion as to any law other than the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Securities to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz